Exhibit 4.12

EXECUTION COPY

Lands' End, Inc. Retirement Plan
(As Amended and Restated Effective as of January 1, 1997)

Kirkland & Ellis

Chicago

CERTIFICATE

I, ____Joseph D. Meudt_______________, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __12th____ day of February, 2002.

By: ________/s/ Joseph D. Meudt________ Committee Member

CERTIFICATE

I, ______Francis P. Schaecher____, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __18th____ day of February, 2002.

By: _____/s/ Francis P. Schaecher Committee Member

CERTIFICATE

I, _____Kelly Ritchie__________, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __12th____ day of February, 2002.

By: _____/s/ Kelly Ritchie___________ Committee Member

CERTIFICATE

I, ____Mary Ann Reichling____________, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __12th____ day of February, 2002.

By: ________/s/ Mary Ann Reichling________ Committee Member

CERTIFICATE

I, _____Don Parks____________, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __11th____ day of February, 2002.

By: _______/s/ Don Parks_____________ Committee Member

CERTIFICATE

I, ______Don Hughes______________, as a member of the Plan Committee, hereby certify that the attached document is a correct copy of Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) and as in effect on the date hereof.

Dated this __19th____ day of February, 2002.

By: _______/s/ Donald R. Hughes__________ Committee Member

LANDS' END, INC. RETIREMENT PLAN
(As Amended and Restated Effective as of January 1, 1997)

Table of Contents

Page
ARTICLE I - Introduction
1.1	History of the Plan	*
1.2	Plan Objectives	*
1.3	Effective Date	*
1.4	Plan Administrator, Plan Year	*
1.5	The Employers	*
1.6	The Trust	*
1.7	Supplements	*
1.8	Plan Benefits For Participants Who Terminated Employment Prior to January 1, 1997	*
ARTICLE 2 - Plan Participants
2.1	Participation	*
2.2	Eligibility Service	*
2.3	Cessation of Active Participation	*
2.4	Resumption of Active Participation	*
2.5	Notice of Participation	*
2.6	Hours of Service	*
2.7	Leave of Absence	*
2.8	Qualified Military Service	*
ARTICLE 3 - Participant Contributions *
3.1	Participant Elective Contributions	*
3.2	Form of Participant Contributions	*
3.3	Variation, Discontinuance and Resumption of Contributions	*
3.4	Compensation	*
3.5	Rollover Contributions	*
3.6	Transferred Benefits	*
3.7	Restricted Participation with Respect to Rollover Contributions and Transferred Benefits	*
ARTICLE 4 - Employers' Contributions *
4.1	Employers' Contributions	*
4.2	Payment of Employers' Contributions	*
4.3	Allocation and Crediting of Profit Sharing Contributions	*
4.4	Crediting of Elective Contributions and Employer Matching Contributions	*
4.5	Verification of Employers' Contributions	*
ARTICLE 5 - Plan Accounting and Investment Funds *
5.1	Participant Account Balances	*
5.2	Accounting Dates and Valuation Dates	*
5.3	Investment of Account Balances	*
5.4	Investment Funds	*
5.5	Investment in Company Shares	*
5.6	Investment Elections	*
5.7	Manner of Making Investment Elections	*
5.8	Investment Risks	*
5.9	Adjustment of Participants' Accounts	*
5.10	Plan Expenses	*
5.11	Statement of Accounts	*
5.12	Allocation of Company Shares	*
5.13	Additional Accounting Rules	*
5.14	Voting of Company Shares	*
ARTICLE 6 - Distribution of Account Balances *
6.1	Separation From Service	*
6.2	Methods of Benefit Payment	*
6.3	Selection of Time and Manner of Benefit Payment	*
6.4	Designated Beneficiaries	*
6.5	Payment to Substitute Beneficiaries	*
6.6	Payment with Respect to Incapacitated Participants or Beneficiaries	*
6.7	Direct Rollover of Eligible Rollover Distributions	*
ARTICLE 7 - Withdrawals and Loans During Employment *
7.1	Withdrawal of Rollover Contribution Account	*
7.2	Hardship Withdrawals	*
7.3	Withdrawals After Age 59 1/2	*
7.4	Loans to Participants	*
7.5	Distribution of Loans	*
7.6	No Representation Regarding Tax Effect of Withdrawals or Loans	*
ARTICLE 8 - Limitations *
8.1	Contribution Limitations	*
8.2	Participant Covered by Defined Contribution Plan	*
8.3	Participant Covered by Defined Contribution Plan and Defined Benefit Plan	*
8.4	Distribution of Excess Deferrals	*
8.5	Highly Compensated Employee	*
8.6	Limitations on Elective Contributions	*
8.7	Limitation on Employee and Matching Contributions	*
8.8	Multiple Use Limitation	*
ARTICLE 9 - General Provisions *
9.1	Examination of Plan Documents	*
9.2	Notices	*
9.3	Nonalienation of Plan Benefits	*
9.4	No Employment or Benefit Guaranty	*
9.5	Litigation	*
9.6	Evidence	*
9.7	Gender and Number	*
9.8	Waiver of Notice	*
9.9	Applicable Law	*
9.10	Severability	*
9.11	Fiduciary Responsibilities	*
ARTICLE 10 - Relating to Plan Administration *
10.1	Plan Administrator's Duties	*
10.2	Action by Plan Administrator	*
10.3	Information Required for Plan Administration	*
10.4	Decision of Plan Administrator Final	*
10.5	Review of Benefit Determinations	*
10.6	Uniform Rules	*
10.7	Plan Administrator's Expenses	*
10.8	Interested Plan Administrator	*
10.9	Resignation or Removal of Plan Administrative Committee Members	*
10.10	Indemnification	*
ARTICLE 11 - Relating to the Employers *
11.1	Action by Employers	*
11.2	Additional Employers, the Lands' End Companies	*
11.3	Restrictions as to Reversion of Trust Fund to Employers	*
ARTICLE 12 - Amendment and Termination *
12.1	Amendment	*
12.2	Termination	*
12.3	Vesting on Termination and Permanent Discontinuance of Contributions	*
12.4	Plan Merger	*
12.5	Notice of Amendment, Termination or Plan Merger	*
ARTICLE 13 *
13.1	Key Employees	*
13.2	Top-Heavy Plan	*
13.3	Aggregation Groups	*
13.4	Minimum Contributions and Benefits	*

LANDS' END, INC. RETIREMENT PLAN
(As Amended and Restated Effective as of January 1, 1997)

ARTICLE I
Introduction

1.1 History of the Plan The name of this plan is the Lands' End, Inc. Retirement Plan (As Amended and Restated Effective as of January 1, 1997) (the "plan"). This plan constitutes an amendment, restatement and continuation of the Lands' End, Inc. Retirement Plan, as previously in effect and as previously amended. The plan is maintained by Lands' End, Inc. (the "company") and certain of its subsidiaries and related entities who adopt the plan with the company's consent on behalf of their employees. The plan was originally established effective as of February 1, 1985, and was last amended and restated effective February 1, 1992.

1.2 Plan Objectives The plan is a profit sharing plan maintained by the company in order to stimulate interest, initiative and increased efficiency among plan participants, to share with plan participants the economic benefits produced by their efforts, and to provide participants the opportunity to participate in retirement capital accumulation by receiving an employer contribution. The plan also permits eligible employees to make pre-tax salary reduction contributions which are subject to an employer matching contribution made in accordance with the terms of the plan. In addition, the plan permits certain participants to invest pre-tax salary reduction contributions, employer matching contributions, and profit sharing contributions in a fund primarily invested in common stock of the company.

1.3 Effective Date. Except as otherwise specifically provided herein with respect to certain designated sections, the "effective date" of the plan as amended and restated herein is January 1, 1997.

1.4 Plan Administrator, Plan Year. The plan is administered by a plan committee (the "plan administrator") whose members shall be appointed by the company. Effective January 1, 2001, the committee shall consist of the following individuals: (i) the company's Senior Vice President, Employee Services; (ii) the company's Chief Financial Officer; (iii) the company's Senior Vice President, Operations; (iv) the company's Director of Compensation & Benefits; and (v) two additional employees of the company selected from time to time by a majority of the members described in clauses (i) through (iv) above; provided, however, that if no person holds a title described in clauses (i) through (iv) above, the company employee performing the functions most closely associated with that title shall be a member of the committee. Article 10 describes certain powers, duties and responsibilities of the plan administrator with respect to the administration of the plan. The plan is administered on the basis of a plan year (the "plan year") which begins each year on January 1 and ends on the next following December 31.

1.5 The Employers As of the effective date, the plan has been adopted by the company. With the consent of the company, the plan may be adopted in accordance with the provisions of section 11.2 by any other subsidiary of the company or any related company for the benefit of its eligible employees. The company and its subsidiaries and related companies that adopt the plan are sometimes referred to herein collectively as the "employers" and individually as an "employer." The term "Lands' End companies" includes the employers and all affiliates and related companies that have not adopted the plan (and each such corporation is sometimes referred to herein individually as a "Lands' End company"). Any company which is not an employer under the plan and which does not qualify as a subsidiary or related company, but is a member of a controlled group of companies (within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), which contains an employer under the plan for purposes of the plan, will be considered as a subsidiary or related company that has not adopted the plan.

1.6 The Trust. The assets of the plan are held and invested by one or more trustees (the "trustees") under the Lands' End, Inc. Retirement Trust (the "trust") and may be held and invested by one or more investment managers or insurance institutions acting and appointed for such purposes in accordance with the trust agreement which implements and forms a part of the plan. Reference to the trust fund shall include all assets held by the trustees, investment managers and insurance institutions in accordance with the trust and this plan.

1.7 Supplements. From time to time supplements may by amendment be attached to and form a part of this plan and shall be given the same effect that such provision would have if it was incorporated within the basic text of the plan. Such supplements may modify or supplement the provisions of the plan as they apply to particular groups of employees or groups of participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the plan to the extent necessary to eliminate inconsistencies between the plan provisions and the provisions of such supplements.

1.8 Plan Benefits For Participants Who Terminated Employment Prior to January 1, 1997. To the extent permitted by law, the benefits provided hereunder with respect to any participant who retired or whose employment terminated prior to January 1, 1997, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the plan as in effect on the date of the participants' retirement or other termination of employment.

ARTICLE 2
Plan Participants

2.1 Participatio. Each employee of an employer who was a participant in the plan immediately prior to the effective date shall continue to participate in the plan on and after the effective date in accordance with the terms of the plan until such employee's participation ceases in accordance with the plan. Each other employee of an employer will become a participant in the plan as of the effective date or the March 31, June 30, September 30, or December 31 thereafter (the "entry date") which is coincident with or next following the date he meets all of the following requirements:

(a) He is a "covered employee" (that is, any employee of an employer including all salaried, regular full-time, regular part-time and temporary employees, but exclusive of (i) any such employee who is covered under a collective bargaining agreement between the employer and such employee's collective bargaining representative which does not provide for his participation in the plan, (ii) leased employees, (iii) independent contractors and (iv) any person who is performing services for an employer pursuant to an agreement, contract or arrangement under which such individual is designated, characterized or classified as an independent contractor, consultant or any category or classification other than an employee without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error.).

(b) He has attained age 19; and

(c) He has completed one year of eligibility service (as defined in section 2.2).

2.2 Eligibility Service. An employee of an employer shall be credited with one year of eligibility service if he completes 1,000 or more hours of service (as defined in section 2.6) in the twelve consecutive month period commencing on his employment commencement date or if such employee does not complete 1,000 hours of service during such period, he shall be credited with one year of eligibility service if he completes 1,000 hours of service during any plan year following such date; provided, however, that, effective January 1, 1998, an employee of an employer shall be credited with one (1) year of eligibility service if he completes 1,000 or more hours of service (as defined in section 2.6) in (i) the six (6) consecutive month period commencing on his employment commencement date, or (ii) the twelve (12) consecutive month period commencing on his employment date, or (iii) any plan year commencing after his employment commencement date; provided further that, effective January 1, 2001, an employee of an employer shall be credited with one (1) year of eligibility service (i) immediately upon the completion of 1,000 hours of service (as defined in section 2.6) at any time within the twelve (12) consecutive month period commencing on his employment commencement date, or (ii) at the end of any plan year commencing after his employment commencement date during which he has completed 1,000 hours of service. An employee's "employment commencement date" shall be the date the employee first performs an hour of service for an employer; provided, however, a rehired employee's "employment commencement date" shall be the date the employee is rehired if such employee as of his rehire date has incurred five or more consecutive years of break in service; provided further that, effective January 1, 2001, a rehired employee's "employment commencement date" shall be the date such employee is rehired if such employee never previously participated in the plan prior to his rehire date..

2.3 Cessation of Active Participatio. Once a covered employee of an employer has become an active participant in the plan in accordance with section 2.1 above, such employee shall remain a participant in the plan until the date that the participant's entire account balances under the plan have been distributed to him or on his behalf in accordance with the plan. During a period of employment with an employer while a participant is a covered employee, the participant shall be considered for all purposes of the plan to be an "active participant." During all other periods of participation a participant shall be considered an "inactive participant." Only those participants who are active participants are entitled to share in employer contributions made in accordance with section 4.1 or make elective contributions in accordance with section 3.1 with respect to a plan year. Beneficiaries of deceased participants will be treated as inactive participants for purposes of the plan (provided that such beneficiaries may not designate additional beneficiaries in accordance with section 6.4 and, accordingly, any unpaid benefits remaining upon the death of a designated beneficiary of a deceased participant shall be distributed in accordance with the provisions of section 6.5).

2.4 Resumption of Active Participation. Any employee of an employer who was previously an active participant in the plan who ceases to be a participant and who again becomes a covered employee will be eligible again to become an active participant as of the entry date next following the date of rehire. Any other employee who becomes a covered employee will participate in accordance with the provision of section 2.1.

2.5 Notice of Participation. Each employee will be notified of the date he becomes a plan participant and each participant and other person receiving benefits under the plan will be furnished with a copy of a summary plan description.

2.6 Hours of Service. An "hour of service" means:

(a) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated for his performance of duties for the Lands' End companies as an employee (with each overtime hour being taken into account as if it were a normal work hour);

(b) Each hour for which an employee is directly or indirectly compensated or entitled to be compensated by the Lands' End companies with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, jury duty, qualified military service or leave of absence (as defined in section 2.7); provided, however, that not more than 501 hours of service shall be credited to an employee on account of any single continuous period during which he performs no duties and an employee shall not be credited with hours of service under this subsection for any period during which he performs no duties (i) if his compensation for such period is in the form of payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or state disability insurance laws, (ii) if his compensation for such period constitutes reimbursement for medical or medically related expenses incurred by the employee, or (iii) if his compensation for such period is paid to the employee while on maternity or paternity leave of absence (as described in subsection 2.7(b)) provided credit for such period is granted in accordance with subsection 2.6(c); and

(c) Each other hour required by federal law to be counted as an "hour of service," including (i) each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Lands' End companies and (ii) each such hour for which an employee is on maternity or paternity leave of absence, but only for purposes of preventing the employee from incurring a one-year break-in-service; provided, that not more than 501 hours of service shall be credited for payments for back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee and not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence.

Compensation hours described in subsection (b) next above for all employees shall be determined by multiplying the number of scheduled work days during the applicable period for which the employee is compensated by the number of hours in the average scheduled work day (based on the scheduled work week for his job classification then in effect). Hours described in subsection (c) next above for employees on a maternity or paternity leave of absence shall be determined in the same manner as compensated hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid and for this purpose the rules for crediting hours of service set forth in section 2530.200b-2 of the Department of Labor regulations are hereby incorporated by reference; provided that hours of service credited under subsection (c) next above for a maternity or paternity leave of absence shall be credited to the year in which the maternity or paternity leave begins if such hours are required to prevent a break in service from occurring in such year, or if not so required in that year, such hours shall be credited in the immediately following year. In construing the foregoing provisions of this section, ambiguities shall be resolved in favor of crediting employees with hours of service.

2.7 Leave of Absence. A "leave of absence" as used in the plan means:

(a) A leave of absence required by law or granted by an employer on account of service in military or governmental branches described in any applicable statute (including chapter 43 of title 38 of the United States Code) granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by the employer ("qualified military service"), provided the employee timely returns to employment with a Lands' End company.

(b) A leave of absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement.

(c) Any other absence from active employment with an employer that is approved by it and not treated by it as a termination of employment.

Leaves of absence granted by an employer will be governed by rules uniformly applied to all employees of that employer similarly situated.

2.8 Qualified Military Service

. Notwithstanding anything to the contrary in the plan, effective December 12, 1994, benefits, vesting service and benefit service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 3

Participant Contributions

3.1 Participant Elective Contributions

. Subject to the conditions and limitations of this Article 3 and Article 8, for each plan year each active participant may elect to reduce his compensation from his employer by an amount equal to at least one percent but not in excess of seventeen percent (fifteen percent prior to August 1, 2001) (in whole multiples of one percent) of his compensation for such plan year, and his employer shall, in accordance with subsection 4.1(b), contribute the amount of such reduction to the plan on his behalf as an "elective contribution." Notwithstanding any provision contained herein to the contrary, in any calendar year, a participant's elective contributions to this plan and to any other qualified plan which permits "elective deferrals" (as defined in Section 402(g)(3) of the Code) may not exceed $10,500 in the year 2001 or $11,000 in the year 2002 (or such other maximum amount as was or may be permitted from time to time by the Secretary of the Treasury or by law as provided in Section 402(g) of the Code). Elective contributions made on behalf of a participant for a plan year which are not in excess of six percent of his compensation for such plan year shall be considered his "participating elective contributions" which are eligible for the employer matching contributions provided for in subsection 4.1(a). The elective contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall elect his rate of elective contribution pursuant to a signed written election provided by the plan administrator. Completion of such election form shall evidence the participant's authorization to reduce his compensation and his agreement (until subsequently modified by such participant as permitted by section 3.3 or until he shall cease to be an active participant) to have elective contributions made on his behalf at his chosen rate.

3.2 Form of Participant Contributions

. All participant elective contributions shall be made by payroll deduction (or periodically corresponding to payroll deduction) or by any other method approved by the plan administrator. The plan administrator may adopt appropriate regulations, procedures or forms pertaining to participant contributions. Elective contributions shall be paid to the trust as soon as practicable after the date made or deducted.

3.3 Variation, Discontinuance and Resumption of Contributions

. A participant may elect to reduce or increase his rate of elective contributions that are made by payroll deduction as of any January 1, April 1, July 1 or October 1 (or such other period as the plan administrator establishes) by making an election with the plan administrator under uniform rules established by the plan administrator. Such participant election shall be effective as of the first payroll period after such date. A participant may elect to discontinue making all such contributions as of any regularly scheduled payday of his employer by making an election with the plan administrator under uniform rules established by the plan administrator. A participant may elect to resume making elective contributions as of the first day of any calendar quarter following the date which is six months after the date of discontinuance.

3.4 Compensation

. For purposes of the plan, a participant's "compensation" means his regular earnings for services rendered to the employers as a covered employee for the plan year, to include overtime and bonuses but excluding:

(a) any amounts contributed by the employers for the participant's benefit to this plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the employers, provided, however, any amounts contributed under a salary reduction arrangement under Sections 401(k), 125 or 132(f)(4) of the Code shall be considered a part of compensation;

(b) any reimbursements for travel expenses, relocation allowances, automobile allowances, educational assistance allowances, awards and other special allowances;

(c) any income realized for federal income tax purposes as a result of the grant or exercise of an option or options to acquire shares of stock, the receipt of cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired on exercise of such an option, the transfer of restricted shares of stock, or restricted property, of the employers, or the removal of any such restrictions;

(d) any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with an employer, including any severance pay paid as a result of the participant's termination of employment; and

(e) Any compensation paid or payable to the participant which is in excess of the maximum compensation that may be considered under a plan pursuant to Section 401(a)(17) of the Code (or such other amount as was or may be determined from time to time by the Secretary of Treasury or his delegate or by law) which amount for 2001 is $170,000 and for 2002 will be $200,000.

3.5 Rollover Contributions. The plan administrator may, in its discretion, permit any covered employee of an employer to have any portion of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) paid directly to the plan from an eligible retirement plan (as defined in section 6.7) or make a qualifying rollover contribution to the plan; provided the amount of such contribution is at least $1000. A "qualifying rollover contribution" means the contribution to the plan by a covered employee of a portion or all of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) or a rollover contribution (as defined in Section 408(d)(3) of the Code).

A qualifying rollover contribution to be made by a covered employee must be made to the trust as directed by the plan administrator by not later than the sixtieth day following the day upon which the covered employee received the eligible rollover distribution or rollover contribution with respect to which the qualifying rollover contribution is to be made. If an employee makes a direct or qualifying rollover contribution on a date other than a valuation date (as defined in section 5.2), a segregated account shall be established on such date on his behalf until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date. A covered employee's direct or qualifying rollover contribution shall be credited to the participant's rollover account (as defined in section 5.1(d)) as of the accounting date coincident with or next following the date the contribution is made.

3.6 Transferred Benefits. If an employee of an employer had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this plan of the vested portion of such employee's benefits under such other plan, and if so directed by the plan administrator in its discretion, the trustee shall accept a transfer of cash to this plan equal to the vested benefits of such employee under such other plan which are being transferred to this plan. No amounts shall be transferred to this plan from any other plan if the accrued benefit payable to the employee under such other plan must be provided in the form of a qualified joint and survivor annuity or if a qualified preretirement survivor annuity must be provided to the surviving spouse of such employee with respect to such accrued benefit unless a supplement is adopted for the purpose of preserving the optional forms of payment that are applicable to such transferred amount. If the date on which such transfer is received by the trustee is not a valuation date, a segregated account shall be established on such date on behalf of the covered employee until the next valuation date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such valuation date. The participant's transferred benefits (as adjusted to reflect the investment experience of a segregated account, if initially credited to a segregated account) shall be credited to his rollover account (or any other applicable account as designated by the plan administrator) as of the valuation date coincident with or next following the date the transfer is made.

3.7 Restricted Participation with Respect to Rollover Contributions and Transferred Benefits. For purposes of the plan, a participant with respect to whom a qualifying rollover contribution or a transfer of benefits is made in accordance with section 3.5 or 3.6, respectively, shall not be eligible (i) to make elective contributions or to have employer contributions made on his behalf before becoming a participant for all purposes of the plan in accordance with section 2.1, or (ii) to invest any portion of such qualifying rollover contribution or transfer of benefits in the Lands' End, Inc. Stock Fund as described in section 5.4.

ARTICLE 4
Employers' Contributions

4.1 Employers' Contributions. Subject to the conditions and limitations of this Article 4 and Article 8, for each plan year each employer will make a contribution under the plan for each participant employed by it during that plan year in an amount equal to the sum of the following:

(a) Employer Matching Contributions. For all periods prior to January 1, 1998, with respect to each participant who is considered to have made participating elective contributions to the plan, the employers shall make a matching contribution, on behalf of each such participant, equal to 50 percent of the amount of such participant's participating elective contributions which such participant has made for the plan year up to a maximum matching contribution of three percent of the participant's compensation; provided, however, if a participant fails to complete 1,000 or more hours of service during the plan year, no employer matching contribution shall be made on behalf of such participant in the following plan year unless such participant completes 1,000 hours of service in such following plan year. Effective as of January 1, 1998, for each participant who makes elective contributions in or after the calendar quarter immediately following the twelve (12) consecutive month period commencing on the participant's employment commencement date, the employers shall make a matching contribution of the participant's account equal to fifty percent (50%) of the amount of the participant's elective contribution; provided, however, that the employers' maximum matching contribution for the plan year shall not exceed three percent (3%) of the participant's compensation during that portion of the plan year for which he is eligible for employer matching contributions; provided further, that if a participant fails to complete 1,000 or more hours of service during the plan year, no employer matching contribution shall be made on behalf of such participant in the following plan year unless such participant completes 1,000 or more hours of service in such following plan year.

(b) Elective Contributions. 100 percent of the elective contributions (as defined in section 3.1), if any, elected by the participant for that plan year.

(c) Profit Sharing Contributions. That amount, if any, which the company determines by resolution of its Board of Directors, to contribute to the plan on behalf of an employer. Any such resolution shall specify the amount of the contribution or a definite basis or formula by which the contribution can be determined within a reasonable time after the end of that plan year. Such contribution shall be allocated to participants' accounts as of the last day of the plan year for which such contributions are made in accordance with section 4.3.

4.2 Payment of Employers' Contributions

. It is intended that each employer's contributions under the plan to be made in accordance with section 4.1 for a plan year shall be paid to the trust fund (as described in section 1.6) implementing the plan, as soon as possible, without interest, but in no event shall any of the employers' contributions to be made in accordance with section 4.1 be made later than the time prescribed by law for filing the company's federal income tax return for its fiscal year coinciding with the plan year for which such contributions are made, including any extensions of time thereof.

4.3 Allocation and Crediting of Profit Sharing Contributions. Subject to the limitations of this Article and Article 8, profit sharing contributions made for the benefit of participants employed by such employer shall be allocated as of the last day of the plan year among the profit sharing contribution accounts of the plan participants who completed 1,000 or more hours of service during such plan year, so long as such participants are employed with an employer on the last day of the plan year; provided, however, that in the case of a participant who terminated employment with an employer prior to the last day of a plan year because of permanent disability (as defined in section 6.1), death, or retirement at or after attaining age 60 with 10 or more years of service, such participant shall receive with respect to such plan year, an allocation of the profit sharing contribution to the plan for such plan year based on such participant's compensation for the plan year; provided further, that, effective January 1, 1998, no profit sharing contribution shall be allocated to any participant for any plan year which ends prior to completion of the twelve (12) consecutive month period commencing on the participant's employment commencement date. Unless otherwise provided by the company, such contribution shall be allocated in the ratio which each participant's compensation bears to the aggregate of the compensation for the plan year for all plan participants eligible to share in that employer's profit sharing contribution.

4.4 Crediting of Elective Contributions and Employer Matching Contributions. Subject to the limitations of this Article and Article 8, (i) elective contributions shall be allocated and credited to the elective contribution accounts of participants making such elective contributions during such plan year and (ii) employer matching contributions shall be allocated and credited to the employer matching contribution accounts of participants who make such elective contributions, as soon as reasonably practical after the date such elective contributions are withheld from the participant's compensation but no later than the next following accounting date; provided, however, if during the plan year the participant fails to complete at least 1,000 hours of service, the employer matching contribution made on behalf of such participant for the next following plan year, if any, will be allocated and credited to the participant's employer matching contribution account as of the last day of the next following plan year provided such participant is then employed by a Lands' End company and has completed at least 1,000 hours of service during such plan year; and further provided, that with respect to the plan year in which a participant is rehired and again participates in the plan, the employer matching contribution shall be allocated and credited to such rehired participant's employer matching contribution amount as of the last day of such plan year if and only if such rehired participant is then employed by a Lands' End company and has completed at least 1,000 hours of service during the plan year.

4.5 Verification of Employers' Contributions. The certificate of an independent certified public accountant selected by the company as to the correctness of any amounts or calculations relating to the employers' contributions under the plan for any plan year shall be conclusive on all persons.

ARTICLE 5
Plan Accounting and Investment Funds

5.1 Participant Account Balances. The plan administrator will establish and maintain the following separate accounts with respect to plan participants:

(a) Employer Matching Contribution Account. An "employer matching contribution account" shall be maintained on behalf of each participant which will represent the employer matching contributions made on his behalf to the plan and the earnings, expenses, appreciation and depreciation attributable thereto.

(b) Profit Sharing Contribution Account. A "profit sharing contribution account" shall be maintained on behalf of each participant which will represent the profit sharing contributions made on his behalf to the plan and the earnings, expenses, appreciation and depreciation attributable thereto.

(c) Elective Contribution Account. An "elective contribution account" shall be maintained on behalf of each participant which will represent the elective contributions made on the participant's behalf to the plan and the earnings, expenses, appreciation and depreciation attributable thereto.

(d) Rollover Account. A "rollover account" shall be maintained on behalf of each plan participant which shall represent the participant's rollover contributions and transferred benefits to the plan made in accordance with section 3.5 or 3.6 of the plan and the earnings, expenses, appreciation and depreciation attributable thereto.

The plan administrator may maintain such other accounts in the name of participants as it considers desirable. The maintenance of separate account balances shall not require physical segregation of plan assets with respect to each account balance. The accounts maintained hereunder represent the participants' interests in the plan and trust and are intended as bookkeeping account records to assist the plan administrator and the trustee in the administration of this plan. Any reference to a participant's "accounts" or "account balances" shall refer to all of the accounts maintained in the participant's name under the plan, and any reference to the participant's "employer contribution account" shall refer to the employer matching contribution account and profit sharing contribution account maintained in the participant's name under the plan. Participants shall at all times have 100 percent vested and nonforfeitable interests in all of their accounts.

5.2 Accounting Dates and Valuation Dates. An "accounting date" is each March 31, June 30, September 30, and December 31, the date of the termination or any partial termination of the plan and any other date designed as such by the plan administrator. The three month period (or shorter period in the case of a special accounting date) ending on each accounting date is sometimes referred to herein as the "accounting period." A "valuation date" is each day on which the assets of the plan are valued by the trustee and earnings or losses thereon are allocated among the participants' accounts.

5.3 Investment of Account Balances. The trustee, the investment manager and any insurance institution responsible for investment of trust assets shall be permitted to commingle the assets of the trust for purposes of investment with the assets of other plans or trusts which are intended to qualify for the federal tax exemption under Sections 401(a) and 501(a) of the Code. Any documents which are required to be incorporated in the plan and the trust to permit such commingled investments are hereby so incorporated. Except to the extent required by section 5.4, segregated investment of plan and trust assets shall not be required with respect to any one or more plan participants. Each account invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such account.

5.4 Investment Funds. From time to time the plan administrator may cause the trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of plan assets. The plan administrator may direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of plan participants. Participant loans shall constitute segregated investments on behalf of the participant to whom such loans are made and shall not be reflected in any investment fund. Except as provided in this section and sections 5.6 and 5.7, participants' accounts shall be invested in any one or more investment funds as determined by the trustee. In addition, a "Lands' End, Inc. Stock Fund" will be offered to participants and such fund shall be invested and reinvested primarily in shares of common stock of the company ("company shares") which constitute "qualifying employer securities" under Section 407 (d) (5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

5.5 Investment in Company Shares. Subject to the provisions of section 5.6, participants may elect to have a portion of their elective contribution account and employer contribution account invested by the trustee in the Lands' End, Inc. Stock Fund. For this purpose it is intended that the plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as such term is defined in Sections 407 (d) (3) and 407 (d) (5) of ERISA) and that the trustee may invest up to one hundred percent of the trust fund held by it in company shares, to the extent elected by participants. Company shares may be acquired by the trustee through purchases on the open market, private purchases, purchases from the employers (including purchases from the company of treasury shares or authorized but unissued shares), or otherwise. Except with respect to company shares purchased on the open market, no purchase of company shares shall be made at a price in excess of the closing price on the New York Stock Exchange for company shares on the business day on which company shares were last traded next preceding the date of purchase. Pending investment in company shares, the participant elective contributions, employer matching contributions and profit sharing contributions invested in the Lands' End, Inc. Stock Fund pursuant to participant investment elections may be invested in cash.

5.6 Investment Elections. Each participant may elect, in accordance with uniform rules established by the plan administrator and in a form provided for this purpose, to have his account balances as of the date (after all adjustments as of that date have been made) invested in accordance with his election entirely in one of the investment funds or partially in several of the investment funds. Investment directions may be changed as of any valuation date (or such other date as the plan administrator establishes) in accordance with procedures established by the plan administrator. Similarly, as of any valuation date, each participant may elect, in accordance with uniform rules established by the plan administrator, to have future contributions made on his behalf invested in accordance with his election entirely in one of the investment funds or partially in several of the investment funds. Notwithstanding the foregoing, no participant may elect to transfer any amount of his account balances invested in any of the funds offered from time to time under the plan from any such fund to the Lands' End, Inc. Stock Fund, and no more than fifteen percent of the future contributions made on behalf of any participant may be invested in the Lands' End, Inc. Stock Fund. Notwithstanding any other provision of the plan to the contrary, no "officer" of the company (as defined in Section 142 of the Delaware General Corporation Law) and no other individual who is considered an "insider" for purposes of Section 16 (b) of the Securities Exchange Act of 1934 shall be permitted to invest any portion of their accounts in the Lands' End, Inc. Stock Fund.

5.7 Manner of Making Investment Elections. All investment elections shall be made in a manner prescribed by the plan administrator. All investment elections shall continue in force until changed or revoked by the participant issuing the election. Investment elections shall be made, changed or revoked at such times as may be permitted by the plan administrator and shall be implemented as soon as practicable. If a participant fails to make a timely election with respect to the investment of all or part of the portion of his account that is subject to his investment directions (determined in accordance with section 5.6), the portion over which the participant has not directed the investment shall be invested in such manner as may be directed by the plan administrator.

5.8 Investment Risks. The plan is intended to comply with Section 404(c) of ERISA. Accordingly, completion of any investment election by a participant shall constitute an agreement by such participant to assume responsibility for the risk of investment of his account in accordance with such investment election, it being expressly understood that all of the investment funds involve some measure of investment risk including the risk of diminution or loss of the principal amount of any investment. All fiduciary responsibility with respect to the allocation of his accounts between the various funds shall be considered to be delegated to the participant who directs the investment of his contributions and accounts.

5.9 Adjustment of Participants' Accounts. As of each valuation date the account balances of plan participants shall be adjusted to reflect payments and withdrawals of benefits, adjustments in the value of the trust fund and of the investment funds, if any, and employers' and participants' contributions, as follows:

(a) First, all payments, withdrawals, loans and transfers of benefits made since the last preceding valuation date that have not been charged previously shall be charged to the proper accounts;

(b) Next, the accounts of each participant shall be credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the next preceding valuation date in the value of the adjusted net worth (as defined below) of the trust or each investment fund, if any, in the trust in which he has an interest as of the date (after taking into account any charges in accordance with subsection (a) next above); and

(c) Finally, the employer contributions and participants' elective contributions that are to be credited as of that date shall be credited to the proper contribution accounts.

The "adjusted net worth" of the trust fund or an investment fund as of any date means the net worth of the trust fund as determined by the trustee, or of the investment fund as determined by the trustee, investment manager or insurance company with custody of that investment fund, in accordance with the provisions of the applicable agreement with the trustee or the investment manager or insurance company.

5.10 Plan Expenses. All costs and expenses incurred in connection with the general administration of the plan and trust shall, to the extent not paid by the company, be allocated among the investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the valuation date preceding the day of allocation, provided that all costs and expenses directly identifiable to one fund shall be allocated to that fund.

5..11 Statement of Accounts. As soon as practicable after the last day of each plan year, and at such other times as the plan administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his accounts as of that date. No participant shall have the right to inspect the records reflecting the accounts of any other participant.

5.12 Allocation of Company Shares. As of each accounting date, all company shares then held under the Lands' End, Inc. Stock Fund shall be considered as purchased for the accounts of participants who have elected to invest in the Lands' End, Inc. Stock Fund to the extend their respective accounts can be charged therefore on the basis of the established unit value of the Lands' End, Inc. Stock Fund as determined by the investment manager of the Lands' End, Inc. Stock Fund. The interest of a participant who has elected to invest in the Lands' End, Inc. Stock Fund at any time shall be an amount equal to the then value of a unit in the Lands' End, Inc. Stock Fund, and multiplied by the number of units then credited to such participants.

5.13 Additional Accounting Rules. The following additional accounting rule applies to participants who have elected to invest in the Lands' End, Inc. Stock Fund and have had company shares credited to their accounts: if rights or warrants are issued with respect to any company shares held by the trustee, such rights or warrants shall be sold by the trustee and the proceeds thereof shall be appropriately reflected in participants' accounts in accordance with rules established by the plan administrator and uniformly applied.

5.14 Voting of Company Shares. The trustee shall furnish to each participant who has company shares credited to his accounts notice of the date and purpose of each meeting of the stockholders of the company at which such company shares are entitled to be voted. The trustee shall request from each such participant instructions as to the voting at that meeting of company shares credited to his accounts. If the participant furnishes such instructions to the trustee within the time specified in the notification given to him, the trustee shall vote such company shares in accordance with the participant's instructions, except as may otherwise be required by ERISA. Such instructions shall be held in confidence and shall not be divulged or released to any person including any officer or any other employee of the company. All company shares credited to accounts as to which the trustee does not receive voting instructions as specified above, and all unallocated company shares held by the trustee, shall be voted by the trustee proportionately in the same manner as the trustee votes company shares to which the trustee has received voting instructions as specified above, except as may otherwise be required by ERISA. Similarly, the trustee shall furnish to each participant who has company shares credited to his accounts notice of any tender offer for, or a request or invitation for tenders of company shares made to the trustee. The trustee shall request from each such participant instructions as to the tendering of company shares credited to his accounts and for this purpose the trustee shall provide participants with a reasonable period of time in which they may consider any such tender offer for or request or invitation for tenders of, company shares made to the trustee. Such instructions shall be held in confidence and shall not be divulged or released to any person including any officer or any other employee of the company. The trustee shall tender the company shares as to which the trustee has received instructions to tender from participants within the time specified by the trustee, except as may otherwise be required by ERISA. Company shares credited to accounts as to which the trustee has not received instructions from participants shall not be tendered, unless otherwise required by ERISA. As to all unallocated company shares held by the trustee, the trustee shall tender the same proportion thereof as the number of allocated shares to be tendered bears to the total number of allocated shares (and accordingly with the number of unallocated company shares not being tendered being the same proportion thereof that the number of allocated company shares which are not being tendered bears to the total number of allocated company shares), except as may otherwise be required by ERISA. In carrying out the trustee's responsibilities hereunder the trustee may rely on information furnished by the plan administrator, including the names and current addresses of participants, the number of company shares credited to their accounts, and the number of shares held by the trustee that have not been allocated.

ARTICLE 6
Distribution of Account Balances

6.1 Separation From Service. If a participant's employment with the Lands' End companies is terminated for any reason (including death, retirement, permanent disability, resignation or dismissal) the balances in all of his accounts, as of the valuation date coincident with or next following the date of his termination of employment or death (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his accounts), shall be distributable to him, or in the event of his death to his beneficiary, in accordance with sections 6.2 and 6.3. A participant will be considered to have incurred a "permanent disability" for purposes of the plan if due to a disability caused by bodily injury or disease he is unable to engage in any occupation for remuneration or profit which, in the opinion of a physician selected by the plan administrator, is likely to persist for the balance of the participant's life.

6.2 Methods of Benefit Payment. A participant's account balances which are distributable under section 6.1 shall be paid at the election of the participant to or for the benefit of the participant or his beneficiary following his termination of employment by payment in a lump sum. Payment shall be made in cash; provided, that amounts payable from the Lands' End, Inc. Stock Fund may be paid in cash or company shares, at the participant's discretion, provided further that any fractional amount of company shares allocated to a participant's accounts shall be paid in cash. Payments from the Lands' End, Inc. Stock Fund that are made in cash instead of company shares shall have a value equal to the proceeds obtained by the trustee for the company shares sold to make such distribution. Notwithstanding the foregoing, if distribution of a participant's accounts has not commenced prior to his death the participant's accounts shall be distributed to his designated beneficiary in a lump sum within five years of the date of his death. If the surviving spouse dies before distributions to such spouse begin, distributions of the participant's accounts pursuant to this section 6.2 shall be made as if the surviving spouse were the employee.

6.3 Selection of Time and Manner of Benefit Payment. Payment of benefits under the plan to a participant shall commence not later than the 60th day after the end of the plan year in which occurs the later of the participant's termination of employment or his attainment of age 65 years. Anything herein to the contrary notwithstanding, each participant who attains age 70 1/2 years must commence receiving minimum required benefits by the April 1 of the calendar year following the year in which he attains age 70 1/2 years; provided however, effective January 1, 1998, each participant who is not a 5% owner must commence receiving minimum required benefits as of the later of the April 1 following the calendar year in which he attains age 70 1/2 years or the date of his termination of employment. In addition, anything in this Article 6 to the contrary notwithstanding, upon a participant's termination of employment with an employer (i) his account balance shall be immediately distributable to him (or in the event of his death, to his designated beneficiary) in the form of a single, lump sum payment if his account balance is not more than the dollar limit under Section 401(a)(11)(A) of the Code ($3,500 through 1997, $5,000 in 1998 and adjusted annually for inflation thereafter) at the time of distribution; and (ii) no amount shall be immediately distributable to the participant without his consent prior to the date he attains age 65 years if his vested account balance exceeds the dollar limit under Section 401(a)(11)(A) of the Code ($3,500 through 1997, $5,000 in 1998 and adjusted annually for inflation thereafter) at the time of distribution. Any consents required under this section 6.3 must be submitted in writing to the plan administrator within the ninety (90) days ending on a participant's benefit commencement date. A participant's "benefit commencement date" means the first date of the month as of which the participant is entitled to receive any benefit payment under the plan pursuant to such participant's election in accordance with the terms of the plan, or by automatic operation of certain plan provisions.

6.4 Designated Beneficiaries. A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his benefits under the plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is married at the date of his death, the participant's surviving spouse will be his designated beneficiary for all purposes of the plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. Beneficiary designations must be completed and filed with the plan administrator during the participant's lifetime. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. The consent of a surviving spouse to the participant's designation of another beneficiary must be in writing, just acknowledge the effect of such designation, and must be witnessed by a plan representative or a notary public. In addition, such designation of another beneficiary may not be changed without further spousal consent unless the consent of the spouse expressly permits further designations without any requirement of further consent.

6.5 Payment to Substitute Beneficiaries. If benefits remain to be paid with respect to a plan participant at a time when the plan administrator is unable to locate the participant and his beneficiary or beneficiaries designated in accordance with section 6.4, or following the death of the participant and such designated beneficiaries, then the plan administrator shall cause the participant's benefits to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority categories set forth below. Participants and designated beneficiaries are required to maintain a current post office address on file with the plan administrator. A substitute beneficiary will not be determined under this section with respect to a missing participant or missing beneficiary unless the participant or designated beneficiaries, as the case may be, have failed to claim the participant's account balances or notify the plan administrator of their whereabouts within three years after the plan administrator notifies such participant or beneficiaries of their entitlement to benefits at their last post office addresses filed with the plan administrator. Such notices shall describe the amounts to which the participant or the beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a participant's benefits in accordance with this section the plan administrator shall cause the participant's benefits to be distributed in accordance with the following priority categories:

(a) In the event of a missing plan participant, benefits will be distributed to the participant's designated beneficiary or beneficiaries.

(b) In the event the participant and all designated beneficiaries are missing, benefits will be distributed to the participant's spouse.

(c) In the event the participant, all designated beneficiaries and the participant's spouse are missing, benefits will be distributed in such proportions as the plan administrator decides to one or more of the participant's relatives by blood, marriage or adoption.

(d) After unsuccessful attempts have been made by the plan administrator to locate persons described in the priority categories set forth above, the benefits of the participant or of any beneficiary will be disposed in any manner permitted by law which the plan administrator considers to be fair and equitable.

6.6 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under legal disability or, in the plan administrator's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the plan administrator may in its sole discretion direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the plan administrator may direct the application of such benefits for the benefits of such person in any manner which the plan administrator may select that is permitted by federal law and is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

6.7 Direct Rollover of Eligible Rollover Distributions. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any distribution that qualifies as a "hardship distribution" (as described in Section 401(k)(2)(B)(i)(IV) of the Code). Effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution, or, effective January 1, 2002, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity; provided that, effective January 1, 2002, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order (as defined in Section 414(p) of the Code).

A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) are distributees with regard to the interest of the spouse or former spouse.

A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

ARTICLE 7
Withdrawals and Loans During Employment

7.1 Withdrawal of Rollover Contribution Account. A participant may, upon notice given to the plan administrator, withdraw all or any portion of such participant's rollover account, valued as of the valuation date of such withdrawal, subject to a minimum withdrawal of $1,000 or the rollover contribution account balance, whichever is less. Distribution of such withdrawals shall be made within a reasonable time following the date of the request. The plan administrator may, from time to time, establish such rules and procedures as it deems appropriate to administer or limit the withdrawal of rollover contributions.

7.2 Hardship Withdrawals. A participant who is experiencing a financial hardship may request a withdrawal of the lesser of his elective contributions account or his elective contributions (but not earnings thereon) by making a request with the plan administrator at least 30 days prior to the date as of which the withdrawal is to be made (unless the plan administrator for good cause determines to waive such notice requirement on a case by case basis). The plan administrator will have discretion to grant or deny any such requests for hardship withdrawals, subject to the following:

(i) Each request for financial hardship must describe the hardship for which the withdrawal is requested.

(ii) The minimum amount of each withdrawal request shall be $1,000.

(iii) A withdrawal shall be considered on account of financial hardship if it is necessary in light of the participant's immediate and heavy financial need as described in (A) below and it is necessary to satisfy such financial need, as described in (B) below.

(A) A withdrawal will be on account of immediate and heavy financial need only if it is on account of (I) medical expenses described in Section 213(d) of the Code incurred by the participant or the participant's spouse or dependents; (II) purchase (excluding mortgage payments) of a principal residence for the participant; (III) payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant or the participant's children or dependents; (IV) the need to prevent the eviction of the participant from the participant's principal residence or the foreclosure on the mortgage of the participant's principal residence; (V) such other purpose deemed by the plan administrator to constitute immediate and heavy financial need; or (VI) such other purpose deemed by the Commissioner of the Internal Revenue Service to constitute immediate and heavy financial need.

(B) A withdrawal will be necessary to satisfy the financial need described in (A) above only if (I) the withdrawal does not exceed the amount necessary to meet such financial needs (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal); and (II) the participant has obtained all distributions, other than hardship withdrawals, under all plans maintained by the Lands' End companies.

(iv) In the event that the plan administrator grants a participant's request for a hardship withdrawal, such participant shall not be permitted to make elective contributions under the plan until the first day of the calendar quarter following 6 full calendar months after the withdrawal (12 full calendar months after the withdrawal for hardship withdrawals made prior to January 1, 2002).

(v) Notwithstanding the provisions of section 3.1, the aggregate elective contributions to the plan and to any other plan maintained by the Lands' End companies for the calendar year immediately following the calendar year in which the participant receives the hardship withdrawal shall not exceed the excess of (A) the maximum amount specified in section 3.1 for such year over (B) the amount of such participant's elective contributions to this plan and to any other plan maintained by the Lands' End companies in the calendar year in which the participant receives the hardship withdrawal.

7.3 Withdrawals After Age 59 1/2. A participant who is still employed by or considered employed by the Lands' End companies and who has attained age 59 1/2 may request a withdrawal of all or any portion of his elective contribution account for any reason by making a request with the plan administrator, subject to a minimum withdrawal of $1,000. No more than two such withdrawals may be made during any plan year. Such request must be made in the appropriate manner and according to procedures adopted by the plan administrator. Such withdrawals shall be made at the discretion of the plan administrator.

7.4 Loans to Participants. While it is the primary purpose of the plan to provide funds for participants when they leave the Lands' End companies, it is recognized under some circumstances it would be in the best interests of participants to permit loans to be made to them from their accounts. The plan administrator may direct that a loan be made to a participant for such purposes as are described below, subject to the following:

(a) A participant may take out a loan for the purpose of meeting extraordinary expenses (hereinafter referred to as a "hardship loan") incurred on account of (i) accident, sickness, disability or other uninsured medical emergency affecting the participant or any of the participant's dependents; (ii) the purchase or construction of a participant's principal residence, or to prevent eviction from or foreclosure on a participant's principal residence; or (iii) tuition and associated room and board for post-secondary education for the participant, the participant's spouse, or the participant's dependent. In addition, a participant may take out a loan in an amount not to exceed $5,000 for any reason (hereinafter referred to as a "personal loan"). A participant may only have one (1) hardship loan and one (1) personal loan outstanding at any time; provided, however, that a hardship loan taken out for tuition and related education expenses under clause (iii) above may be rewritten and related principal amount increased to meet additional tuition and related expenses anticipated to be incurred in subsequent years of education. No other loans are permitted under the plan.

(b) Each request for a loan under this section must be for at least $1,000 and be by application to the plan administrator supported by such evidence as it may request.

(c) Each loan must be evidenced by a note in a form furnished by the plan administrator and secured by a portion of the participant's account balance. Fifty percent (50%) of a participant's total account balance is available to secure a hardship loan. When a hardship loan is granted, the security interest in the participant's account shall be applied pro rata to the participant's (i) employer matching contribution account, (ii) profit sharing contribution account, (iii) elective contribution account, and (iv) rollover account (as defined in section 5.1), based on the percentage each account bears to the participant's total account balance. One hundred percent (100%) of a participant's (i) elective contribution account, and (ii) rollover account shall be available to secure a personal loan, and the security interest arising from such a loan shall be allocated pro rata between the accounts based on the percentage each account bears to the sum of the two accounts. No portion of a participant's account balance previously used to secure a loan hereunder, and no collateral except as described in this section, shall be accepted as security.

(d) The interest on each plan loan shall be commensurate with the prevailing rate charged by persons in the business of making loans under similar circumstances. The plan administrator shall monitor the prevailing interest rates charges by local banking institutions on loans and shall, in accordance therewith, establish a reasonable rate of interest on loans from the plan. Each loan shall be amortized in substantially level payments, made not less frequently than quarterly over the life of the loan.

(e) The aggregate principal amount of all loans may not exceed the lesser of (i) $50,000 (reduced by the aggregate of principal payments made on any other plan loans during the one (1) year period prior to the date of a new loan), or (ii) fifty percent (50%) of the participant's total vested account balance.

(f) Each loan will be for a term not exceeding five (5) years; except that a loan used to acquire or construct a participant's principal residence shall be for a term not to exceed ten (10) years. The company shall be entitled to rely on any representation made by a participant with regard to the purpose for which a loan is requested.

(g) If after any participant's termination of employment any loan made to him or any part thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance or balances and accrued interest shall be charged to the balances of the participant's accounts, as otherwise adjusted under the plan as of that date. The distribution of a participant's canceled note to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the plan.

(h) Each note evidencing a loan to a participant shall be held on the participant's behalf and shall be considered an investment of his accounts. Accordingly, principal and interest payments on the note shall be credited to such accounts on the participant's behalf.

(i) No transfers to the plan from a defined benefit pension plan are permitted, therefore no loan will be secured by any such amounts.

(j) The plan administrator may, from time to time, establish such other rules and procedures (which shall be uniformly applicable to all participants similarly situated) as it may deem necessary regarding the granting of loans, including loan fees (which may be charged directly to the participant or to the participant's account).

(k) Upon default, the plan may foreclose on the loan at the earliest opportunity permitted by law and the loan will, consequently, be treated as a taxable distribution at such time. During the period, if any, between the date of the event constituting default and the date of foreclosure, interest on the loan will continue to accrue and shall be charged to the participant's account. The following events will constitute default of a loan: (i) the failure to make an installment payment on the date on which it becomes due (provided that loan repayments will be suspended under this plan as permitted under Section 414(u)(4) of the Code with respect to qualified military service); (ii) any other person (other than the plan trustee) acquires an interest in the participant's account except as otherwise required by law; (iii) the participant dies or becomes legally incompetent; or (iv) the participant's employment with all Lands' End companies is terminated for any reason, including retirement, disability, resignation or discharge. In the event of (iii) or (iv) above, there shall be no default if, immediately upon the occurrence of (iii) or (iv), the participant (or his estate or legal representative, as the case may be) pays the remaining balance of the loan together with accrued interest thereon. Notwithstanding anything in this section 7.4 to the contrary in the event of (iv) above there shall be no default if the participant continues to be a party in interest (as defined in Section 3(14) of the ERISA) following his termination of employment.

7.5 Distribution of Loans. Loans for which all requested and necessary documentation has been received by the plan administrator will be available for distribution to the participant as soon thereafter as possible. Amounts available for loans shall be based on the account balances as of the most recently completed valuation date for which account balances have been determined.

7.6 No Representation Regarding Tax Effect of Withdrawals or Loans. Neither an employer, the plan administrator, the trustee, nor any other person shall be construed as representing the tax effects of any withdrawals or loans in accordance with this Article 7. It shall be the responsibility of participants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans requested by such participant.

ARTICLE 8
Limitations

8.1 Contribution Limitations. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his employer. With respect to plan years commencing prior to January 1, 2000 only, if a participant in a defined contribution plan maintained by his employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by such employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans. This plan is a defined contribution plan and, therefore, each participant in the plan shall be subject to the maximum contribution and benefit limitations set forth in section 8.2 or section 8.3, if applicable, irrespective of any other provisions of the plan. For purposes of Section 415 of the Code and this Article 8, the "limitation year" with respect to this plan is the plan year, and a participant's "total compensation" means, with respect to any limitation year, compensation as defined under Treas. Reg. 1.415-2(d)(1) which has been paid to the participant during that year for services rendered to the Lands' End companies; provided, however, effective January 1, 1998, "total compensation" shall include any elective deferral (as defined in Section 402(g)(3) of the Code) or any amount which is contributed or deferred by the employer at the election of the participant and which is not includable in the gross income of the participant by reason of Sections 125, 132(f)(4) or 457 of the Code. In applying the limitations set forth in sections 8.2 and 8.3, reference to the plan shall mean the plan and all other defined contribution plans (whether or not terminated) maintained by the Lands' End companies and reference to a defined benefit plan maintained by the Lands' End companies shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the Lands' End companies.

8.2 Participant Covered by Defined Contribution Plan. If a participant in the plan is not covered by a defined benefit plan maintained by the Lands' End companies, the annual addition (as defined below) which is allocated to his accounts under this plan and under any related defined contribution plans maintained by the Lands' End companies shall not exceed the defined contribution dollar limitation (that is, $30,000 or if greater, 25 percent of the dollar limitation then in effect under Section 415(b)(1)(A) of the Code), or, effective for years beginning after December 31, 1994, $30,000, adjusted as provided by law, or, effective for years beginning after December 31, 2001, $40,000 adjusted as provided by law, or 25 percent of the participant's compensation for the limitation year (100 percent of the participant's compensation for years beginning after December 31, 2001). In applying the preceding limitation, the annual addition to a participant's accounts under any such related defined contribution plan will be limited before the annual addition to his account under this plan is limited. Any excess contributions resulting from the allocation of forfeitures, a reasonable error in estimating a participant's annual earnings or such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe and not allocable to a participant's accounts under the plan by reason of the limitation on additions under Section 415 of the Code shall be disposed of as follows:

(a) Any nondeductible voluntary contributions or elective deferrals (including earnings thereon) to the extent they would reduce the excess amount shall be returned to the participant;

(b) If after the application of subsection (a) above an excess amount still exists, and if the participant is covered by the plan at the end of the limitation year, the excess amount shall be used to reduce employer contributions for such participant in the next limitation year, and each succeeding year if necessary; and

(c) If after the application of subsection (a) above an excess amount still exists and the participant is not covered by the plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and the suspense account shall be applied to reduce future employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year if necessary.

A participant's "annual addition" for any plan year means the sum for that year of the following:

(i) Employer Contributions. Employer contributions (including elective contributions) credited to the participant's accounts under this plan and under any related defined contributions plans;

(ii) Forfeitures. Forfeitures credited to the participant's accounts under this plan or under any related defined contribution plans;

(iii) Participant Voluntary Contributions. The amount of the participant's voluntary contributions to this plan or any related defined contribution or defined benefit plan (determined without regard to rollover contributions, if any); and

(iv) Certain Medical Expenses for Key Employees. The amounts attributable to medical benefits allocated to an account of a key employee, as described in Section 419(d) of the Code.

8.3 Participant Covered by Defined Contribution Plan and Defined Benefit Plan. For plan years which commence prior to January 1, 2000 only, if a participant in the plan also is a participant in a defined benefit plan maintained by the Lands' End companies, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

(a) Defined Contribution Fraction. A fraction shall be determined, the numerator of which shall be the participant's annual additions under all related defined contribution plans for each limitation year (determined in accordance with the plan provisions as in effect for such year), and the denominator of which shall be the aggregate of the "defined contribution limitation amounts" in effect for each year of the participant's employment by the Lands' End companies. The "defined contribution limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 13.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year. The "defined contribution limitation amount,"for any year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415 (c)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 13.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year.

(b) Defined Benefit Fraction. A fraction shall also be determined, the numerator of which shall be the benefits accrued or payable to or for such participant under the related defined benefit plans as of the end of the limitation year, and the denominator of which shall be the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 13.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which the participant actively participated in such a plan and in which the participant's aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted if necessary as provided in Section 415(b) of the Code.

(c) Combined Limitation. The contributions under this plan and under any related defined contribution plans and the benefits under all related defined benefit plans will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

8.4 Distribution of Excess Deferrals. If, not later than March 1 next following the end of a calendar year, a participant notifies the plan administrator that the participant has made elective contributions to this plan and one or more other plans (whether maintained by a Lands' End company or an unrelated company) in excess of $10,500 in the year 2001 or $11,000 in the year 2002 (or such other maximum amount as was or may be permitted from time to time by the Secretary of the Treasury or by law as provided in Section 402(g) of the Code) during such calendar year, and further notifies the plan administrator of the amount of such excess allocated to this plan, such excess amount shall be paid to such participant (along with any income or loss allocable thereto as determined pursuant to the method set forth in section 8.6(d)) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made. A participant is deemed to notify the plan administrator of such excess that arises by taking into account only those elective contributions made to this plan and any other plans of the Lands' End companies.

8.5 Highly Compensated Employee. The term highly compensated employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs services for the Lands' End companies during the current year and who (i) received compensation from the Lands' End companies in excess of $85,000 for the 2001 plan year during the preceding year (as was or may be adjusted pursuant to Section 415(d) of the Code) and was in the top-paid group (as defined in Section 414(q) of the Code) of employees for such preceding year, or (ii) was a 5 percent owner at any time during the current or preceding year. A highly compensated former employee includes any employee who was a highly compensated employee when such employee separated from service or who was a highly compensated employee at any time after attaining age 55. The determination of who is a highly compensated employee, including the determination of the number and identity of the employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

8.6 Limitations on Elective Contributions. Elective contributions shall be subject to the following nondiscrimination standards and shall be adjusted, as provided below, to the extent necessary to comply with the limitations thereunder. For purposes of this section, the term "elective contribution" shall mean any employer contribution made to the plan that (i) is subject to a cash or deferred arrangement (as defined in Section 1.401(k)-1(a)(3) of the Treasury regulations) and (ii) is immediately nonforfeitable. The employer shall maintain records demonstrating compliance with this section.

(a) Actual Deferral Percentage Limitation. In any plan year, the actual deferral percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

(i) the actual deferral percentage of the group of participants who are not highly compensated employees (the "non-highly compensated group") for the preceding year multiplied by 1.25, or

(ii) the lesser of the actual deferral percentage for the non-highly compensated group for the preceding year multiplied by two or the actual deferral percentage of the non-highly compensated group for the preceding year plus two percentage points.

(b) Actual Deferral Percentage. The actual deferral percentage for a specified group of participants for any plan year shall be the average of the ratios (computed, to the nearest one-hundredth of one percent, separately for each participant in such group) of the elective contributions, and amounts treated as elective contributions (including excess elective contributions of highly compensated employees), for such participant for such year to the participant's compensation (as defined at Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section the following additional rules shall apply:

(i) An elective contribution shall be taken into account only if it relates to compensation that either (A) would have been received by the participant in the plan year but for the deferral election or (B) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2 1/2 months after the close of the plan year but for the deferral election. An elective contribution that does not meet the foregoing requirements will not be tested under Section 401(k) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it was the only nonelective employer contribution for the year.

(ii) In the event this plan satisfies the requirement of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this plan, then this section shall be applied by determining the actual deferral percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(k) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

(iii) Except as provided in applicable Treasury regulations, the actual deferral percentage of a highly compensated employee will be determined by treating all cash or deferred arrangements of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the Code) under which the highly compensated employee is eligible as a single arrangement. If the cash or deferral arrangements have different plan years, all such arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations issued pursuant to Section 401(k) of the Code.

(iv) At the discretion of the plan administrator, and in accordance with applicable Treasury regulations, any employer contributions or matching contributions credited on a participant's behalf in the plan year which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C) of the Code ("qualified nonelective contributions" and "qualified matching contributions," respectively) may be added to the participant's elective contributions in computing the participant's actual deferral percentage; provided, that the employer contributions and matching contributions made to the plan for such year satisfy the requirements of Section 401(a)(4) of the Code with and without the inclusion of the qualified nonelective contributions and qualified matching contributions used to satisfy this section. Qualified nonelective contributions and qualified matching contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 8.7.

(v) Elective contributions treated as matching contributions under section 8.7 shall not be included in the determination of a participant's actual deferral percentage.

(c) Excess Contributions. If in any plan year the actual deferral percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the elective contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made by reducing the elective contributions for the highly compensated employee with the highest dollar amount of elective contributions to the lesser of (i) the amount required to enable the plan to satisfy the actual deferral percentage test or (ii) the amount required to cause the dollar amount of such highly compensated employee's elective contributions to equal the dollar amount of the elective contributions for the highly compensated employee with the next highest dollar amount of elective contributions. This procedure shall be repeated until the plan satisfies the actual deferral percentage test set forth herein. The portion of any participant's elective contribution which is reduced pursuant to this procedure shall be referred to as the "excess contributions."

(d) Distribution of Excess Contributions. If in any plan year the elective contributions of one or more of the participants who are highly compensated employees must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess contributions, plus the income (or minus the loss) allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year in which the excess contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess contributions which are distributed more than 2 1/2 months after the last day of the plan year in which the excess contributions were made. A distribution of the excess contributions may be made without regard to any notice or consent otherwise required under the plan. The income or loss allocable to such excess contributions shall be determined by multiplying the income or loss allocable to the elective contributions (and, if applicable, amounts treated as elective contributions for purposes of the participant's deferral percentage) for the plan year by a fraction. The numerator of the fraction is the excess contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributable to the elective contributions (and amounts treated as such for purposes of the actual deferral percentage) as of the beginning of the plan year, plus (ii) the participant's elective contributions (and amounts treated as such for purposes of the actual deferral percentage) for the plan year. The amount of excess contributions distributed under this subsection for a plan year shall be reduced by any excess deferrals previously distributed for the employee's taxable year ending with or within the plan year. Excess contributions shall be treated as annual additions for purposes of Section 415 of the Code.

8.7 Limitation on Employee and Matching Contributions. Employee and matching contributions shall be subject to the following nondiscrimination standards and such amounts shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(m) of the Code and the regulations thereunder. The term "employee contributions" shall include any mandatory or voluntary contribution to the plan that is treated as an after-tax employee contribution and is allocated to a separate account to which earnings and losses are allocated. The term "matching contributions" means any employer contribution made to the plan on account of an elective contribution or employee contribution, and any forfeitures that are allocated to the participant on the basis of employee contributions, matching contributions or elective contributions. The employer shall maintain records demonstrating compliance with this section.

(a) Contribution Percentage Limitations. In any plan year, the contribution percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

(i) the actual contribution percentage of the group of participants who are not highly compensated employees (the "non-highly compensated group") for the preceding year multiplied by 1.25, or

(ii) the lesser of the contribution percentage for the non-highly compensated group for the preceding year multiplied by two or the contribution percentage of the non-highly compensated group for the preceding year plus two percentage points.

(b) Contribution Percentage. The contribution percentage of a specified group of participants shall be the average of the contribution percentages (computed separately, to the nearest one-hundredth of one percent) for each participant in the group. The contribution percentage for each participant shall equal the sum of the employee and matching contributions allocated to the participant's account for the plan year (excluding qualified matching contributions which are used to satisfy the actual deferral percentage limitation in accordance with section 8.6) and the qualified non-elective and elective contributions treated as matching contributions for the plan year, divided by the participants' compensation (as defined in Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section, the following additional rules shall apply:

(i) A matching contribution will be taken into account for purposes of this section for a given plan year only if (A) it is made on account of the participant's elective or employee contributions for that plan year, (B) it is allocated to the participant's account during that plan year and (C) it is paid to the trust by the end of the twelfth month following the close of that plan year. A matching contribution that does not meet the foregoing requirements will not be tested under Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only employer allocation for that plan year. An employee contribution will be taken into account for purposes of this section only if such contribution is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year.

(ii) In the event this plan satisfies the requirement of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(m) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

(iii) Except as provided in applicable Treasury regulations, the contribution percentage of a highly compensated employee who is eligible to participate in more than one plan of the employer in which employee or matching contributions are made will be determined by treating all the plans of the employer (or an entity that is required to be aggregated with the employer under Section 414(b), (c), (m) or (o) of the Code) in which the highly compensated employee is eligible as a single plan. Of the highly compensated employee participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year will be treated as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations issued pursuant to Section 401(m) of the Code.

(iv) At the discretion of the plan administrator, and in accordance with applicable Treasury regulations, any qualified non-elective contributions (as defined in Section 1.401(k)-1(g)(13)(ii)) of the Treasury regulations and elective contributions made for such plan year may be taken into account in computing the participant's contribution percentage; provided, that the qualified nonelective contributions satisfy the requirements of Section 401(a)(4) of the Code both with and without inclusion of such contributions used to satisfy the requirement of this section, and provided further, that the elective contributions satisfy the requirements of Section 401(k)(3) of the Code both with and without the inclusion of contributions used to satisfy the requirements of this section. Elective contributions and qualified nonelective contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 8.6.

(v) Matching contributions treated as elective contributions under section 8.6 shall not be included in the determination of a participant's contribution percentage.

(c) Excess Aggregate Contributions. If in any plan year the contribution percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the employee contributions and matching contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made by reducing the aggregate contributions for the highly compensated employee with the highest dollar amount of aggregate contributions to the lesser of (i) the amount required to enable the plan to satisfy the contribution percentage test or (ii) the amount required to cause the dollar amount of such highly compensated employee's aggregate contributions to equal the dollar amount of the aggregate contributions for the highly compensated employee with the next highest dollar amount of aggregate contributions. This procedure shall be repeated until the plan satisfies the contribution percentage test set forth herein. The amounts so reduced shall be referred to as the "excess aggregate contributions." (If there are employee and matching contributions, the employee contributions shall be reduced first to the level of such contributions which are matched. If the test is not satisfied by reducing the employee contributions, then the matching contributions and any unreduced employee contributions shall be reduced in tandem.) The determination of excess aggregate contributions will be made after first determining the excess deferral amount and the excess contribution amount.

(d) Distribution of Excess Aggregate Contributions. Except as provided below, if in any plan year the employee or matching contributions of one or more of the participants in the highly compensated group must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess aggregate contributions, plus the income (or minus the loss) allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year for which such contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess aggregate contributions which are distributed after more than 2 1/2 months after the last day of the plan year for which such contributions were made. In the event the participant is not fully vested in the excess aggregate contribution, the non-vested portion of such excess aggregate contribution shall be forfeited by the participant and shall be allocated among the participants who had matching contributions credited on their behalf during the plan year and whose matching contributions were not reduced. Such allocation shall be in accordance with the ratio each such participant's matching contributions for the plan year bears to the total amount of matching contributions made by all participants whose matching contributions were not reduced. A distribution of the excess aggregate contribution may be made without regard to any notice or consent otherwise required by the plan. Excess aggregate contributions, including forfeited matching contributions, are treated as employer contributions for purposes of Sections 404 and 415 of the Code. The income or loss allocable to such excess aggregate contributions shall be determined by multiplying the income or loss allocable to the participant's employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year) by a fraction. The numerator of the fraction is the excess aggregate contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributed to employee and matching contributions as of the beginning of the plan year, plus (ii) the employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year).

8.8 Multiple Use Limitation. Notwithstanding the limitations required by sections 8.6 and 8.7, and for plan years which commence prior to January 1, 2002 only, a participant's elective contributions, employee contributions and matching contributions may be limited under this section in order to prevent "multiple use" under Sections 401(k) and 401(m) of the Code, as set forth below. The multiple use limitation shall apply if the sum of the actual deferral percentage and contribution percentage for the group of highly compensated employees (determined after any corrections required under section 8.6 or 8.7) exceeds the "aggregate limit." The aggregate limit shall be the greater of (i) and (ii) below:

(i) the sum of (A) 1.25 times the greater of the actual deferral percentage or the contribution percentage for nonhighly compensated employees and (B) two percentage points plus the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the lesser of such percentages),

(ii) the sum of (A) 1.25 times the lesser of the actual deferral percentage or the contribution percentage for nonhighly compensated employees and (B) two percentage points plus he greater of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the greater of such percentages).

The application of the multiple use limitation shall be made in accordance with Section 1.104(m)-2 of the Treasury regulations. If the multiple use limitation applies, then the actual deferral percentage or contribution percentage of the highly compensated employees shall be reduced (in the manner described in section 8.6 or 8.7) until such limit shall be satisfied. Alternatively, the employer may satisfy the multiple use limitation by making qualified nonelective contributions to plan participants in accordance with applicable Treasury regulations.

ARTICLE 9
General Provisions

9.1 Examination of Plan Documents. Copies of the plan and any amendments thereto will be on file at the principal office of each employer where they may be examined by any participant or any other person entitled to benefits under the plan.

9.2 Notices. Any notice or document relating to the plan required to be given to or filed with the plan administrator or any employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the plan administrator in care of the company.

9.3 Nonalienation of Plan Benefits. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments under the plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive (contingently or otherwise) under the plan, except as may be required by the tax withholding provisions of the Code or of a state's income tax act, pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) which provides for an immediate lump sum payment, pursuant to a judgment, decree, order or settlement agreement (as described in Section 401(a)(13)(C) of the Code) or as otherwise permitted under applicable law.

9.4 No Employment or Benefit Guaranty. None of the establishment of the plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the employers, the plan administrator or any trustee except as provided herein. Under no circumstances shall the maintenance of this plan constitute a contract of employment or shall the terms of employment of any participant be modified or in any way affected hereby. Accordingly, participation in the plan will not give any participant a right to be retained in the employ of any employer. Neither the plan administrator nor any employer in any way guarantees any assets of the plan from loss or depreciation or any payment to any person. The liability of the plan administrator or any employer as to any payment or distribution of benefits under the plan is limited to the available assets of the trust fund.

9.5 Litigation. In any action or proceeding regarding any plan assets, any plan benefits or the administration of the plan, employees or former employees, their beneficiaries and any other persons claiming to have an interest in the plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the plan. To the extent permitted by law, if a legal action is begun against the plan administrator, an employer, or any trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost of the employers, the plan administrator, or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or the other person concerned. Acceptance of participation in the plan shall constitute a release of the Lands' End companies, the plan administrator, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the plan, if the plan administrator is required by a final court order to distribute the benefits of a participant other than in a manner required under the plan, then the plan administrator shall cause the participant's benefits to be distributed in a manner consistent with such final court order. The plan administrator shall not be required to comply with the requirements of a final court order in an action in which the plan administrator, a trustee, the plan or the trust was not a party.

9.6 Evidence. Evidence required of anyone under the plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

9.7 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

9.8 Waiver of Notice. Any notice required under the plan may be waived by the person entitled to notice.

9.9 Applicable Law. The plan shall be construed in accordance with the provisions of the Code, ERISA and other applicable federal laws and, to the extent not inconsistent with such laws, with the laws of the state of Wisconsin.

9.10 Severability. If any provisions of the plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the plan.

9.11 Fiduciary Responsibilities. It is specifically intended that all provisions of the plan shall be applied so that all fiduciaries with respect to the plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements of responsibilities apply to them. No provisions of the plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the plan solely in the interests of participants and other persons entitled to benefits under the plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

ARTICLE 10
Relating to Plan Administration

10.1 Plan Administrator's Duties. As provided in section 1.4, a committee appointed by the company is responsible for the administration of the plan. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the plan, the plan administrator shall have the following powers, rights and duties:

(a) In accordance with the maximum discretion permitted by law, to construe and interpret the plan, to decide all questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions.

(b) To adopt such rules of procedure as may be necessary for the efficient administration of the plan and as are consistent with its terms and such rules.

(c) To make determination as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the trust fund in accordance with the provisions of the plan.

(d) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

(e) To enroll participants in the plan, distribute and receive plan administration forms and comply with all applicable governmental reporting and disclosure requirements.

(f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers, the trustees, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

(g) Effective August 1, 2001, to make take such actions and make such amendments and modifications to the plan as shall be reasonably necessary to establish and maintain the plan's qualified status under Section 401(a) of the Code.

Except as provided for in paragraph (g) above or by appropriate delegation of any such powers by the employer or the company, the plan administrator shall have no power to add to, subtract from, or modify any of the terms of the plan, nor to change or add to any benefits provided by the plan, nor to waive or fail to apply any requirements of eligibility for benefits under the plan.

10.2 Action by Plan Administrator. During a period in which two or more plan administrative committee members are acting, any action by the plan administrator will be subject to the following provisions:

(a) The committee may act by meeting (including a meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

(b) A committee member by writing may delegate part or all of his rights, powers, duties and discretion to any other committee member, with such other committee member's consent.

(c) The committee shall act by a majority decision, which action shall be as effective as if such action had been taken by all members of the committee; provided that by majority action one or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

(d) If there is an equal division among the committee members with respect to any questions, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

(e) The certificate of the secretary of the committee or the majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on such certificate.

(f) Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred.

10.3 Information Required for Plan Administration. The employers shall furnish the plan administrator with such data and information as it considers necessary or desirable to perform its duties with respect to plan administration. The records of an employer as to an employee's or participant's period or periods of employment, termination of employment and reason therefor, leaves of absence, reemployment and compensation will be conclusive on all persons unless determined to the plan administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the plan also shall furnish the plan administrator with such evidence, data or information as the plan administrator considers necessary or desirable for the plan administrator to perform its duties with respect to plan administration.

10.4 Decision of Plan Administrator Final. Subject to applicable law and the provisions of section 10.5, any interpretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.

10.5 Review of Benefit Determinations. If a claim for benefits made by a participant or his beneficiary is denied, the plan administrator shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the plan's clam review procedures. If requested in writing, the plan administrator shall afford each claimant whose claim has been denied a full and fair review of the plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the plan administrator shall notify the claimant in writing of the plan administrator's final decision.

10.6 Uniform Rules. The plan administrator shall perform its duties with respect to plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.

10.7 Plan Administrator's Expenses. All costs, charges and expenses reasonably incurred by the plan administrator will be paid by the employers in such proportions as the company shall direct.

10.8 Interested Plan Administrator. If a member of the plan committee is also a participant in the plan, he may not decide or determine any matter or question concerning his benefits unless such decision or determination could be made by him under the plan if he were not a committee member.

10.9 Resignation or Removal of Plan Administrative Committee Members. A member of the committee may be removed by the company at any time by ten days' prior notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the plan administrator.

10.10 Indemnification. To the extent permitted by law, no person (including the employers, a trustee, and any present or former director, officer or employee of any employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan or the investment of the trust fund. To the extent permitted by law, each present or former director, officer or employee of any employer to whom the plan administrator or an employer has delegated any portion of its responsibilities under the plan shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense.

ARTICLE 11
Relating to the Employers

11.1 Action by Employers. Any action required or permitted of an employer under the plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

11.2 Additional Employers, the Lands' End Companies. Any subsidiary or other related company that is not an employer may adopt the plan and become an employer thereunder by filing with the trustees and the plan administrator a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the plan and a certified copy of a resolution of the Board of Directors of the company consenting to such adoption. For this purposes, a "subsidiary" or "related company" must be a member of the Lands' End companies (as described in section 1.5) in order to be considered as an employer under the plan.

11.3 Restrictions as to Reversion of Trust Fund to Employers. The employers shall have no right, title or interest in the assets of the plan, nor will any part of the assets of the plan at any time revert or be repaid to an employer, directly or indirectly, except as follows:

(a) If the Internal Revenue Service initially determines that the plan, as applied to any employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the plan attributable to contributions made by that employer under the plan shall be returned to that employer within one year of date of denial of qualification of the plan as applied to that employer; provided that the application for initial determination is made by the time prescribed by law for filing that employer's return for the taxable year in which the plan was adopted, or such later date as may be permitted by the Secretary of Treasury or his delegate by law.

(b) If a contribution or a portion of a contribution is made by an employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the plan by that employer and, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date the amount is contributed under the plan.

(c) Each contribution made by an employer is conditioned upon the continued qualification of the plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an employer under the plan for a period for which the plan is not a qualified plan or the deduction for a contribution made by the employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date of determination of the nonqualified status of the plan or the date of disallowance of the deduction.

ARTICLE 12
Amendment and Termination

12.1 Amendment. While the employers expect and intend to continue the plan, the company must necessarily reserve and hereby does reserve the right, subject to section 11.3, to amend the plan from time to time, except that no amendment shall reduce the value of a participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Lands' End companies on the date of the amendment.

12.2 Termination. The plan will terminate as to all employers on any date specified by the company, and as to any employer on any date specified by that employer, if ten days' advance written notice of the termination is given to the plan administrator and any other employers. The plan also will terminate as to an individual employer on the first to occur of the date that employer is judicially declared bankrupt or insolvent, the date that employer ceases to qualify as a subsidiary or related company, or the dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that in any such event arrangements may be made with the consent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that employer under the plan; provided that if any employer is merged, dissolved or in any way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the participants employed by an employer are transferred to employment with one or more of the other employers coincident with or immediately after the occurrence of such event, the plan as applied to those participants will automatically continue in effect without a termination thereof.

12.3 Vesting on Termination and Permanent Discontinuance of Contributions. On termination or partial termination of the plan, or permanent discontinuance of contributions, the date of termination or permanent discontinuance of contributions will be a "special accounting date" and, after all adjustments then required have been made, each effected participant will have a 100 percent vested and nonforfeitable interest in all of his accounts.

12.4 Plan Merger. In no event shall there by any merger or consolidation of the plan with, or transfer of assets or liabilities to, any other plan unless each participant in the plan would (if the plan then terminated) received a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

12.5 Notice of Amendment, Termination or Plan Merger. Participants affected thereby will be notified of an amendment, termination, merger or consolidation of the plan within a reasonable time.

ARTICLE 13
Top-Heavy Plan Rules

13.1 Key Employees. The term "key employee" shall mean any employee or former employee who at any time during the determination period was an officer of the employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b) (1) (A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c) (1) (A) of the Code, a five-percent owner of the employer, or a one-percent owner of the employer who has an annual compensation of more than $150,000; provided, however, that, effective for plan years commencing on and after January 1, 2002, "key employee" shall mean any employee or former employee who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a five-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 132(f)(4), Section 402(a) (8), Section 402(h) or Section 403(b) of the Code. The determination period is the plan year containing the determination date and, for plan years commencing prior to January 1, 2002, the four preceding plan years. The determination of who is a key employee will be made in accordance with Section 416(i) (1) of the Code and the regulations thereunder.

13.2 Top-Heavy Plan. The plan will be considered a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year (the "determination date"), the sum of (i) the aggregate of the accounts of all key employees under the plan and all other defined contribution plans in an aggregation group of plans (as described in section 13.3 below), and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans, exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. For purposes of making the determination described above, accounts in a defined contribution plan and benefits under a defined benefit plan shall be valued as of the accounting date coincident with the determination date. There shall be included in the determination of a participant's accounts and accrued benefit under such plans any amounts distributed to such participant during the preceding five-year period. Notwithstanding the foregoing, if any individual has not performed services for the employer at any time during the five-year period ending on the determination date, any account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a qualifying rollover contribution initiated by a participant and made to any plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the plan is a top-heavy plan. Notwithstanding anything herein to the contrary, effective for plan years commencing on or after January 1, 2002, (A) the present value of accrued benefits and the value of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date, (B) the preceding clause (A) shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code, (C) in the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period," and (D) the accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date shall not be taken into account.

13.3 Aggregation Groups. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under Section 13.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

13.4 Minimum Contributions and Benefits. Notwithstanding the provisions of section 4.1, for each plan year for which the plan is considered a top-heavy plan, the amount contributed by an employer in accordance with section 4.1 for each participant (whether active or inactive) who is not a key employee shall not be less than the lesser of (a) three percent of the participant's total compensation for that year, or (b) the highest percentage of compensation (disregarding compensation in excess of the amount set forth in Section 401(a)(17) of the Code or such other maximum amount as was in effect prior to the effective date or as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law) contributed by such employer for such plan year on behalf of a key employee; provided, however, that in the case of an employee covered under this plan and a defined benefit plan maintained by the employer, for each plan year for which this plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section. Neither elective deferrals nor matching contributions made to the plan for plan years commencing prior to January 1, 2002 may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement; provided, however, matching contributions that are used to satisfy the minimum contribution requirements of Section 416(c)(2) of the Code for plan years commencing on and after January 1, 2002 shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.